Exhibit 99.1

 NEWS RELEASE

Contact: Martina Bar Kochva	48 South Service Road

   Melville, NY 11747

     (631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS FOURTH QUARTER AND

FISCAL YEAR RESULTS

Melville, New York, Monday, May 7, 2018…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $27,804,000 for the 2018 fiscal year’s fourth quarter ended February 25, 2018 compared to net sales of $27,599,000 for the 2017 fiscal year’s fourth quarter ended February 26, 2017 and net sales of $26,139,000 for the 2018 fiscal year’s third quarter ended November 26, 2017. Park’s net sales for the fiscal year ended February 25, 2018 were $111,196,000 compared to net sales of $114,609,000 for the fiscal year ended February 26, 2017.

Net earnings for the 2018 fiscal year’s fourth quarter were $17,965,000 compared to $2,477,000 for the 2017 fiscal year’s fourth quarter and $716,000 for the 2018 fiscal year’s third quarter. Net earnings were $20,595,000 for the fiscal year ended February 25, 2018 compared to $9,283,000 for the fiscal year ended February 26, 2017.

Park reported net earnings before special items of $1,972,000 for the 2018 fiscal year’s fourth quarter compared to net earnings before special items of $2,548,000 for the 2017 fiscal year’s fourth quarter and net earnings before special items of $1,131,000 for the 2018 fiscal year’s third quarter.

In the 2018 fiscal year’s fourth quarter, the Company recorded a one-time tax benefit of $17,802,000 related to the Tax Cuts and Jobs Act enacted in December 2017. Additionally, in the 2018 fiscal year’s fourth quarter, the Company recorded pre-tax restructuring charges of $287,000, a pre-tax loss on the sales of marketable securities of $1,342,000, pre-tax deferred financing costs of $144,000 related to the early termination of the HSBC Bank Credit Agreement, a pre-tax stock option modification charge of $513,000 and pre-tax advisory fees of $162,000. The restructuring charges are related to the consolidation of the Company’s electronics business units in California and Arizona, the closure, in fiscal year 2009, of its facility located in Newburgh, New York and the closure of its facility in Waterbury, Connecticut. The loss on the sales of marketable securities was in connection with the liquidation of securities to repatriate overseas funds to pay off the HSBC loan of $68,500,000 and pay a special cash dividend of $3.00 per share in February 2018. The stock option modification charge related to a modification of previously granted employee stock options resulting from the special dividend paid in February 2018. The advisory fees pertained to the strategic evaluation of the Company’s electronics business announced in January 2018.

In the 2017 fiscal year’s fourth quarter, the Company recorded pre-tax restructuring charges of $107,000 in connection with the aforementioned Newburgh, New York facility closure. In the 2018 fiscal year’s third quarter, the Company recorded pre-tax restructuring charges of $472,000 related to the consolidation of its electronics business units located in California and Arizona and the closure, in fiscal year 2009, of its facility located in Newburgh, New York and advisory fees related to the strategic evaluation of the Company’s electronics business of $190,000 included in selling, general and administrative expenses.

For the fiscal year ended February 25, 2018, Park reported net earnings before special items of $7,930,000 compared to net earnings before special items of $9,480,000 for the prior fiscal year. In the 2018 fiscal year, the Company recorded the one-time tax benefit of $17,802,000 mentioned above and recorded pre-tax restructuring charges of $5,022,000 related to the consolidation of electronics business units and facility closures mentioned above, a pre-tax loss on the sales of marketable securities of $1,342,000, pre-tax deferred financing costs of $144,000, a pre-tax stock option modification charge of $513,000, all mentioned above, pre-tax advisory fees of $352,000 related to the strategic evaluation of the Company’s electronics business and a pre-tax one-time litigation expense of $375,000. The 2017 fiscal year included pre-tax restructuring charges of $313,000 related to the facility closures mentioned above.

Park reported basic earnings per share of $0.89 and diluted earnings per share of $0.88 for the 2018 fiscal year’s fourth quarter compared basic and diluted earnings per share to $0.12 for the 2017 fiscal year’s fourth quarter and $0.04 for the 2018 fiscal year’s third quarter. Basic and diluted earnings per share before special items were $0.10 for the 2018 fiscal year’s fourth quarter compared to $0.13 for the 2017 fiscal year’s fourth quarter and $0.06 for the 2018 fiscal year’s third quarter.

Park reported basic and diluted earnings per share of $1.02 for the 2018 fiscal year compared to $0.46 for the 2017 fiscal year, and basic and diluted earnings per share before special items of $0.39 for the 2018 fiscal year compared to $0.47 for the 2017 fiscal year.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada and (765) 507-2654 in other countries and the required passcode is 2474705.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Sunday, May 13, 2018. The conference call replay can be accessed by dialing (855) 859-2056 in the United States and Canada and (404) 537-3406 in other countries and entering passcode 2474705 or on the Company's web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring charges, losses on sales of marketable securities, deferred financing charges, stock option modification charges, pre-tax litigation expenses and strategic evaluation advisory fees. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures advanced composite materials, primary and secondary structures and assemblies and low-volume tooling for the aerospace markets and high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure, enterprise and military/aerospace markets. The Company’s manufacturing facilities are located in Kansas, Singapore, France, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			52 Weeks Ended
	February 25, 2018	February 26, 2017	November 26, 2017	February 25, 2018	February 26, 2017
Sales	$27,804	$27,599	$26,139	$111,196	$114,609

Net Earnings before Special Items[1]	$1,972	$2,548	$1,131	$7,930	$9,480
Special Items, net of Tax:
One-time Litigation Expense	-	-	-	(236)	-
Strategic Evaluation Advisory Fees	(102)	-	(119)	(221)	-
Stock Option Modification	(322)	-	-	(322)	-
Restructuring Charges	(180)	(71)	(296)	(3,153)	(197)
Loss on Sale of Marketable Securities	(1,114)	-	-	(1,114)	-
Acceleration of Deferred Financing Costs	(91)	-	-	(91)	-
Tax Cut and Jobs Act	17,802	-	-	17,802	-
Net Earnings	$17,965	$2,477	$716	$20,595	$9,283

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.10	$0.13	$0.06	$0.39	$0.47
Special Items:
One-time Litigation Expense	-	-	-	(0.01)	-
Strategic Evaluation Advisory Fees	(0.01)	-	(0.01)	(0.01)	-
Stock Option Modification	(0.02)	-	-	(0.02)	-
Restructuring Charges	(0.01)	(0.01)	(0.01)	(0.16)	(0.01)
Loss on Sale of Marketable Securities	(0.05)	-	-	(0.05)	-
Acceleration of Deferred Financing Costs	-	-	-	-	-
Tax Cut and Jobs Act	0.88	-	-	0.88	-
Basic Earnings (Loss) per Share	$0.89	$0.12	$0.04	$1.02	$0.46

Diluted Earnings before Special Items[1]	$0.10	$0.13	$0.06	$0.39	$0.47
Special Items:
One-time Litigation Expense	-	-	-	(0.01)	-
Strategic Evaluation Advisory Fees	(0.01)	-	(0.01)	(0.01)	-
Stock Option Modification	(0.02)	-	-	(0.02)	-
Restructuring Charges	(0.02)	(0.01)	(0.01)	(0.16)	(0.01)
Loss on Sale of Marketable Securities	(0.05)	-	-	(0.05)	-
Acceleration of Deferred Financing Costs	-	-	-	-	-
Tax Cut and Jobs Act	0.88	-	-	0.88	-
Diluted Earnings (Loss) per Share	$0.88	$0.12	$0.04	$1.02	$0.46

Weighted Average Shares Outstanding:
Basic	20,238	20,235	20,237	20,237	20,235
Diluted	20,311	20,253	20,261	20,267	20,239

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	February 25, 2018		February 26, 2017
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$108,231		$238,590
Accounts Receivable, Net	19,762		17,238
Inventories	11,156		11,105
Prepaid Expenses and Other Current Assets	2,119		2,197
Total Current Assets	141,268		269,130

Fixed Assets, Net	16,532		18,638
Restricted Cash	-		10,000
Other Assets	11,223		10,810
Total Assets	$169,023		$308,578

Liabilities and Shareholders' Equity
Current Liabilities
Current Portion of Long-Term Debt	$-		$3,500
Accounts Payable	4,025		4,183
Accrued Liabilities	5,381		3,417
Income Taxes Payable	2,821		3,023
Total Current Liabilities	12,227		14,123

Long-Term Debt	-		68,500
Noncurrent Income Taxes Payable	20,364		-
Deferred Income Taxes	628		42,088
Other Liabilities	543		1,041
Total Liabilities	33,762		125,752

Shareholders’ Equity	135,261		182,826

Total Liabilities and Shareholders' Equity	$169,023		$308,578

Additional information
Equity per Share	$6.68		$9.04
Total Cash, Restricted Cash and Marketable Securities	$108,231	*	$248,590

* There was no restricted cash for fiscal year ended February 25, 2018.

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			52 Weeks Ended

	February 25, 2018	February 26, 2017	November 26, 2017	February 25, 2018	February 26, 2017

Net Sales	$27,804	$27,599	$26,139	$111,196	$114,609

Cost of Sales	20,914	20,213	20,069	84,737	84,568

Gross Profit	6,890	7,386	6,070	26,459	30,041
% of net sales	24.8%	26.8%	23.2%	23.8%	26.2%

Selling, General & Administrative Expenses	5,404	4,688	4,797	19,371	19,739
% of net sales	19.4%	17.0%	18.4%	17.4%	17.2%

Restructuring Charges	287	107	472	5,022	313

Earnings from Operations	1,199	2,591	801	2,066	9,989

Interest:
Interest Income	441	527	734	2,675	1,704

Loss on Sale of Marketable Securities	(1,342)	-	-	(1,342)	-

Interest Expense	467	422	689	2,269	1,432

Net Interest and Other (Expense)/Income	(1,368)	105	45	(936)	272

(Loss)/Earnings before Income Taxes	(169)	2,696	846	1,130	10,261

Income Tax (Benefit)/Provision	(18,134)	219	130	(19,465)	978

Net Earnings	$17,965	$2,477	$716	$20,595	$9,283

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended February 25, 2018			13 Weeks Ended February 26, 2017			13 Weeks Ended November 26, 2017
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Selling, General & Administrative Expenses	$5,404	$(675)	$4,729	$4,688	$-	$4,688	$4,797	$(190)	$4,607
% of net sales	19.4%		17.0%	17.0%		17.0%	18.4%		17.6%

Restructuring Charges	287	(287)	-	107	(107)	-	472	(472)	-
% of net sales	1.0%		0.0%	0.4%		0.0%	1.8%		0.0%

Earnings from Operations	1,199	962	2,161	2,591	107	2,698	801	662	1,463
% of net sales	4.3%		7.8%	9.4%		9.8%	3.1%		5.6%

Interest Income	441	-	441	527	-	527	734	-	734
% of net sales	1.6%		1.6%	1.9%		1.9%	2.8%		2.8%

Loss on Sale of Marketable Securities	(1,342)	1,342	-	-		-	-	-	-
% of net sales	-4.8%		0.0%	0.0%		0.0%	0.0%		0.0%

Interest Expense	467	(144)	323	422	-	422	689	-	689
% of net sales	1.7%		1.2%	1.5%		1.5%	2.6%		2.6%

Net Interest and Other (Expense)/Income	(1,368)	1,486	118	105	-	105	45	-	45
% of net sales	-4.9%		0.4%	0.4%		0.4%	0.2%		0.2%

(Loss)/Earnings before Income Taxes	(169)	2,448	2,279	2,696	107	2,803	846	662	1,508
% of net sales	-0.6%		8.2%	9.8%		10.2%	3.2%		5.8%

Income Tax (Benefit)/Provision	(18,134)	18,441	307	219	36	255	130	247	377
Effective Tax Rate	10730.2%		13.5%	8.1%		9.1%	15.4%		25.0%

Net Earnings	17,965	(15,993)	1,972	2,477	71	2,548	716	415	1,131
% of net sales	64.6%		7.1%	9.0%		9.2%	2.7%		4.3%

	52 Weeks Ended February 25, 2018			52 Weeks Ended February 26, 2017
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Selling, General & Administrative Expenses	$19,371	$(1,240)	$18,131	$19,739	$-	$19,739
% of net sales	17.4%		16.3%	17.2%		17.2%

Restructuring Charge	5,022	(5,022)	-	313	(313)	-
% of net sales	4.5%		0.0%	0.3%		0.0%

Earnings from Operations	2,066	6,262	8,328	9,989	313	10,302
% of net sales	1.9%		7.5%	8.7%		9.0%

Interest Income	2,675		2,675	1,704	-	1,704
% of net sales	2.4%		2.4%	1.5%		1.5%

Loss on Sale of Marketable Securities	(1,342)	1,342	-	-	-	-
% of net sales	-1.2%		0.0%	0.0%		0.0%

Interest Expense	2,269	(144)	2,125	1,432	-	1,432
% of net sales	2.0%		1.9%	1.2%		1.2%

Net Interest and Other (Expense)/Income	(936)	1,486	550	272	-	272
% of net sales	-0.8%		0.5%	0.2%		0.2%

Earnings before Income Taxes	1,130	7,748	8,878	10,261	313	10,574
% of net sales	1.0%		8.0%	9.0%		9.2%

Income Tax (Benefit)/Provision	(19,465)	20,413	948	978	116	1,094
Effective Tax Rate	-1722.6%		10.7%	9.5%		10.3%

Net Earnings	20,595	(12,665)	7,930	9,283	197	9,480
% of net sales	18.5%		7.1%	8.1%		8.3%